THIS  ASSET  PURCHASE  AGREEMENT,  dated  as  of  October  2,  2000  (this
"Agreement"  or  the  "Asset  Agreement"),  is by  and  among  (1)  ALLOY  STEEL
INTERNATIONAL,   INC.,  a  Delaware   corporation  ("ASI"),  (2)  Gene  Kostecki
("Kostecki") and (3) Alan Charles Winduss ("Winduss").

      WHEREAS, Kostecki and Winduss desire to sell to ASI, and ASI desires to purchase from Kostecki and Winduss, the 3-D Pipe Fitting Cladder process, a computer-driven and software-based mechanical system for industrial use, upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                          ARTICLE I: PURCHASE AND SALE

      SECTION 1.01. Sale and Purchase of Assets.

      (1) On the Date hereof Kostecki and Winduss shall sell, transfer, grant, convey, assign and set over to ASI, and its successors and assigns forever, and ASI shall purchase and receive from Kostecki and Winduss, all of the right, title and interest of Kostecki and Winduss in, to and under the businesses, franchises, rights, claims, privileges, properties and assets owned, used or held for use by Kostecki and Winduss exclusively or primarily with respect to or in connection with the 3-D Pipe Fitting Cladder process, of every nature and description, tangible and intangible, wherever located and whether or not carried on the books or records of Kostecki and Winduss (the "Purchased Assets"), including, without limitation, the following:

            (A) All fixed and tangible personal property used or held for use exclusively or primarily with respect to or in connection with the 3-D Pipe Fitting Cladder process, including, without limitation, all physical assets and equipment, leasehold improvements, machinery, vehicles, furniture, fixtures, office materials and supplies and spare parts, together with all replacements thereof, additions and alterations thereto, and substitutions therefor;

            (B) All registered and unregistered patents, patent applications, trade names, service marks, trademarks, trademark applications, trade dress rights, copyrights, copyright applications, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary technical and other information, know-how and intellectual property rights, whether patentable or unpatentable, owned, licensed or used by Kostecki and Winduss exclusively or primarily with respect to or in connection with the 3-D Pipe Fitting Cladder process, and all goodwill of the 3-D Pipe Fitting Cladder process;

            (C) All books, records and files exclusively or primarily related to the 3-D Pipe Fitting Cladder process or any Purchased Assets;

            (D) All stationery, purchase orders, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and promotional copy, materials and literature relating exclusively or primarily to the 3-D Pipe Fitting Cladder process; and

            (E) All rights of Kostecki and Winduss under transferable Permits required for the operation of the 3-D Pipe Fitting Cladder process.

      SECTION  1.02.  Consideration.   The  aggregate  purchase  price  for  the
Purchased Assets is THREE MILLION FOUR HUNDRED THIRTEEN THOUSAND SEVEN HUNDRED FIFTY (3,413,750) SHARES OF COMMON STOCK OF ASI (the "Purchase Price").

      SECTION 1.03. "Purchase and Sale" Defined. The purchase and sale transactions provided for above in this Article I are sometimes referred to herein as the "Purchase and Sale."

                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

      SECTION 2.01. Investment Representations:

            (A) The ASI Stock is being acquired for each of Kostecki and Winduss's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or other applicable securities laws.

            (B) Kostecki and Winduss are each "Accredited Investors" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

            (C) Each certificate evidencing the ASI Stock subject to the terms and conditions of this Agreement and each certificate issued in exchange for or upon the transfer of any shares subject to the terms and conditions of this Agreement (if such shares remain subject to the terms and conditions of this Agreement after such transfer) shall be stamped or otherwise imprinted with a conspicuous legend, in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO ASI THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                      ARTICLE III: CLOSING AND TERMINATION

SECTION 3.01. Closing. The closing of the Purchase and Sale and other transactions contemplated hereby (the "Closing") shall, unless another place is agreed to by Purchaser and Seller, take place at our offices, on such date and at such time as mutually agreed upon by Purchaser and Seller

                           ARTICLE IV: INDEMNIFICATION

SECTION 4.01. By Kostecki and Winduss.

      (1) From and after the Date hereof, Kostecki and Winduss shall indemnify ASI against, and hold ASI harmless from, any and all Losses (as defined in Section 4.02) directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, ASI resulting from, relating to arising out of any breach of any of the representations or warranties of the parties set forth in Article II hereof or in any other Subject Document.

SECTION 4.02. "Losses" Defined. In this Agreement, the term "Losses" means and includes all losses, claims, liabilities, damages (including, without limitation, punitive, consequential and special damages awarded to any third-party claimant), judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any costs of investigation, remediation or cleanup, and any reasonable legal fees and costs and expenses incurred after the Date hereof in defense of or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against Kostecki and Winduss or ASI and whether or not Kostecki and Winduss or ASI are made or become parties to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

SECTION 4.03. Notice of Claims. With respect to any matter as to which any person or entity (the "Indemnified Person") is entitled to indemnification from any other person or entity (the "Indemnifying Person") under this Article VI, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Article VI, the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnified Person. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other party hereto which consent shall not be unreasonably withheld.

SECTION 4.04. No Punitive Damages. Notwithstanding anything to the contrary set forth in this Agreement, no party hereto shall have any liability to any other party hereto for any punitive, consequential or special damages by virtue of any breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement, any Subject Document or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; provided that the foregoing shall not be deemed to limit the obligation of any party hereunder to indemnify for Losses constituting punitive, consequential or special damages awarded to any third-party claimant.

                            ARTICLE V: MISCELLANEOUS

SECTION 5.01. Entire Agreement. This Agreement and the other Subject Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto.

SECTION 5.02. Notices. Any notice or other communication which is required or permitted hereunder or under any other Subject Document shall be in writing and shall be deemed to have been delivered and received (x) on the day of (or, if not a business day, the first business day after) its having been personally delivered or telecopied to the following address or telecopy number, (y) on the first business day after its having been sent by overnight delivery service to the following address, or (z) if sent by regular, registered or certified mail, when actually received at the following address:

If to Kostecki and Winduss (at any time):

           Alloy Steel International, Inc.

           42 Mercantile Way Malaga
           P.O. Box 3087 Malaga D C 6945
           Western Australia

      with a copy to:

           Gene Kostecki
           40 Bramwell Road
           Noranda
           Western Australia 6062

      with a copy to:

           Alan Winduss
           102 Stanley Street
           Scarborough
           Western Australia 6019

      If to ASI:

           Alloy Steel International, Inc.
           42 Mercantile Way Malaga
           P.O. Box 3087 Malaga D C 6945
           Western Australia

      with a copy to:

                         Silverman, Collura & Chernis, P.C.
                         381 Park Avenue South, Suite 1601
                         New York, N.Y. 10016
                         Attention: Martin Licht

                         Telecopier No. (212) 779-8858
                         Telephone No. (212) 779-8600

Any party may by notice change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

SECTION 5.03. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.04. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ALLOY STEEL INTERNATIONAL, INC.

By: __________________________________
               Name:
               Title:

____________________________________        ____________________________________
GENE KOSTECKI                               ALAN CHARLES WINDUSS